UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2017, the board of directors (the “Board”) of General Cannabis Corporation (the “Company”) appointed Mark Green to the Board, with such appointment effective as of such date. In connection with his appointment, Mr. Green was granted an option to purchase 100,000 shares of the Company’s common stock on January 27, 2017, which vests in full on the one-year anniversary of the date of grant. The exercise price of the stock option is $2.55 per share, which was the closing price of the Company’s common stock on the date of grant.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2017, the Board amended the Company’s Bylaws to increase the size of the Board to five directors.  The Company’s Amended and Restated Bylaws, as amended on January 27, 2017, are attached hereto as Exhibit 3.1.

Item 7.01

Regulation FD Disclosure.

On January 27, 2017, the Company issued a press release announcing the appointment of Mr. Green to the board of directors. The full text of the press release is attached hereto as exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01

Financial Statements and Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Press release dated January 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2017

General Cannabis Corporation

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Press release dated January 27, 2017